We hereby consent to the use in the Statement of Additional Information constituting part of this Post-effective Amendment No. 54 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 8, 2006, relating to the financial statements and selected per share data and ratios of Integrity Managed Portfolios (the "Trust") consisting of The Kansas Municipal Fund, The Kansas Insured Intermediate Fund, The Nebraska Municipal Fund, The Oklahoma Municipal Fund, Maine Municipal Fund, and New Hampshire Municipal Fund (the "Funds"), which appears in such Statement of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of the Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectus and as "Independent Accountant" on the back cover of the Prospectus.

BRADY, MARTZ & ASSOCIATES' P.C. Minot, North Dakota USA

November 9, 2006